                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

                          9 7/8% Senior Notes due 2011

                                  ------------

                                    INDENTURE

                           Dated as of August 26, 2003

                                  ------------

                              THE BANK OF NEW YORK,

                                     Trustee

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                               TABLE OF CONTENTS
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                                                    ARTICLE I

                                    Definitions and Incorporation by Reference

SECTION 1.01.         Definitions.......................................................................           1
SECTION 1.02.         Other Definitions.................................................................          26
SECTION 1.03.         Incorporation by Reference of Trust Indenture Act.................................          27
SECTION 1.04.         Rules of Construction.............................................................          27

                                                   ARTICLE II

                                                 The Securities

SECTION 2.01.         Amount of Securities; Issuable in Series..........................................          28
SECTION 2.02.         Form and Dating...................................................................          29
SECTION 2.03.         Execution and Authentication......................................................          29
SECTION 2.04.         Registrar and Paying Agent........................................................          30
SECTION 2.05.         Paying Agent To Hold Money in Trust...............................................          31
SECTION 2.06.         Holder Lists......................................................................          31
SECTION 2.07.         Transfer and Exchange.............................................................          31
SECTION 2.08.         Replacement Securities............................................................          32
SECTION 2.09.         Outstanding Securities............................................................          32
SECTION 2.10.         Temporary Securities..............................................................          33
SECTION 2.11.         Cancelation.......................................................................          33
SECTION 2.12.         Defaulted Interest................................................................          33
SECTION 2.13.         CUSIP and ISIN Numbers............................................................          33

                                                  ARTICLE III

                                                  Redemption

SECTION 3.01.         Notices to Trustee................................................................          34
SECTION 3.02.         Selection of Securities To Be Redeemed............................................          34
SECTION 3.03.         Notice of Redemption..............................................................          34
SECTION 3.04.         Effect of Notice of Redemption....................................................          35
SECTION 3.05.         Deposit of Redemption Price.......................................................          35
SECTION 3.06.         Securities Redeemed in Part.......................................................          36
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                                                   ARTICLE IV

                                                   Covenants

SECTION 4.01.         Payment of Securities.............................................................          36
SECTION 4.02.         SEC Reports.......................................................................          36
SECTION 4.03.         Limitation on Indebtedness........................................................          36
SECTION 4.04.         Limitation on Restricted Payments.................................................          38
SECTION 4.05.         Limitation on Restrictions on Distributions from Restricted Subsidiaries..........          43
SECTION 4.06.         Limitation on Sales of Assets and Subsidiary Stock................................          44
SECTION 4.07.         Limitation on Transactions with Affiliates........................................          48
SECTION 4.08.         Change of Control.................................................................          49
SECTION 4.09.         Compliance Certificate............................................................          51
SECTION 4.10.         Further Instruments and Acts......................................................          51
SECTION 4.11.         Future Guarantors.................................................................          51
SECTION 4.12.         Limitation on Lines of Business...................................................          51
SECTION 4.13.         Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries....          51
SECTION 4.14.         Limitation on Liens...............................................................          52
SECTION 4.15.         Limitation on Sale/Leaseback Transactions.........................................          52

                                                    ARTICLE V

                                                 Successor Issuer

SECTION 5.01.         When Issuer May Merge or Transfer Assets..........................................          53

                                                   ARTICLE VI

                                             Defaults and Remedies

SECTION 6.01.         Events of Default.................................................................          54
SECTION 6.02.         Acceleration......................................................................          56
SECTION 6.03.         Other Remedies....................................................................          56
SECTION 6.04.         Waiver of Past Defaults...........................................................          56
SECTION 6.05.         Control by Majority...............................................................          57
SECTION 6.06.         Limitation on Suits...............................................................          57
SECTION 6.07.         Rights of Holders to Receive Payment..............................................          57
SECTION 6.08.         Collection Suit by Trustee........................................................          57
SECTION 6.09.         Trustee May File Proofs of Claim..................................................          58
SECTION 6.10.         Priorities........................................................................          58
SECTION 6.11.         Undertaking for Costs.............................................................          58
SECTION 6.12.         Waiver of Stay or Extension Laws..................................................          58
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                                                  ARTICLE VII

                                                   Trustee

SECTION 7.01.         Duties of Trustee.................................................................          59
SECTION 7.02.         Rights of Trustee.................................................................          60
SECTION 7.03.         Individual Rights of Trustee......................................................          61
SECTION 7.04.         Trustee's Disclaimer..............................................................          61
SECTION 7.05.         Notice of Defaults................................................................          61
SECTION 7.06.         Reports by Trustee to Holders.....................................................          61
SECTION 7.07.         Compensation and Indemnity........................................................          62
SECTION 7.08.         Replacement of Trustee............................................................          63
SECTION 7.09.         Successor Trustee by Merger.......................................................          63
SECTION 7.10.         Eligibility; Disqualification.....................................................          64
SECTION 7.11.         Preferential Collection of Claims Against Issuer..................................          64

                                                 ARTICLE VIII

                                       Discharge of Indenture; Defeasance

SECTION 8.01.         Discharge of Liability on Securities; Defeasance..................................          64
SECTION 8.02.         Conditions to Defeasance..........................................................          65
SECTION 8.03.         Application of Trust Money........................................................          66
SECTION 8.04.         Repayment to Issuer...............................................................          66
SECTION 8.05.         Indemnity for Government Obligations..............................................          66
SECTION 8.06.         Reinstatement.....................................................................          67

                                                  ARTICLE IX

                                                  Amendments

SECTION 9.01.         Without Consent of Holders........................................................          67
SECTION 9.02.         With Consent of Holders...........................................................          68
SECTION 9.03.         Compliance with Trust Indenture Act...............................................          69
SECTION 9.04.         Revocation and Effect of Consents and Waivers.....................................          69
SECTION 9.05.         Notation on or Exchange of Securities.............................................          69
SECTION 9.06.         Trustee To Sign Amendments........................................................          69

                                                   ARTICLE X

                                                   Guarantees

SECTION 10.01.        Guarantees........................................................................          70
SECTION 10.02.        Limitation on Liability...........................................................          72
SECTION 10.03.        Successors and Assigns............................................................          72
SECTION 10.04.        No Waiver.........................................................................          72
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SECTION 10.05.        Modification......................................................................          73
SECTION 10.06.        Execution of Supplemental Indenture for Future Guarantors.........................          73

                                                   ARTICLE XI

                                                 Miscellaneous

SECTION 11.01.        Trust Indenture Act Controls......................................................          73
SECTION 11.02.        Notices...........................................................................          73
SECTION 11.03.        Communication by Holders with Other Holders.......................................          74
SECTION 11.04.        Certificate and Opinion as to Conditions Precedent................................          74
SECTION 11.05.        Statements Required in Certificate or Opinion.....................................          75
SECTION 11.06.        When Securities Disregarded.......................................................          75
SECTION 11.07.        Rules by Trustee, Paying Agent and Registrar......................................          75
SECTION 11.08.        Legal Holidays....................................................................          75
SECTION 11.09.        GOVERNING LAW.....................................................................          75
SECTION 11.10.        No Recourse Against Others........................................................          75
SECTION 11.11.        Successors........................................................................          76
SECTION 11.12.        Multiple Originals................................................................          76
SECTION 11.13.        Table of Contents; Headings.......................................................          76
SECTION 11.14.        Designation.......................................................................          76
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Appendix  - Provisions Relating to Initial Securities and Exchange Securities
Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C - Form of Supplemental Indenture
Exhibit D - Form of Transferee Letter of Representation

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                                    INDENTURE dated as of August 26, 2003, among
                           ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation (the "Issuer"), and each of ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation ("Parent"), ACS OF THE NORTHLAND, INC., ACS OF ALASKA, INC., ACS OF FAIRBANKS, INC., ACS OF ANCHORAGE, INC., ACS WIRELESS, INC., ACS LONG DISTANCE, INC., ACS TELEVISION, L.L.C., ACS INTERNET, INC., ACS MESSAGING, INC., ACS INFOSOURCE, INC., ACS OF ALASKA LICENSE SUB, INC., ACS OF THE NORTHLAND LICENSE SUB, INC., ACS OF FAIRBANKS LICENSE SUB,
                           INC., ACS OF ANCHORAGE LICENSE SUB, INC., ACS
                           WIRELESS LICENSE SUB, INC., ACS LONG DISTANCE LICENSE SUB, INC., ACS TELEVISION LICENSE SUB, INC. and ACS SERVICES, INC. (collectively, the "Guarantors"), as guarantors, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer's 9 7/8% Senior Notes due 2011 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (as defined herein) (all such Securities in clauses (a) and (b), the "Initial Securities") and (c) if and when issued as provided in a Registration Agreement (as defined in the appendix hereto (the "Appendix")), the Issuer's 9 7/8% Senior Notes due 2011 issued in a Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Securities" and, together with the Initial Securities, the "Securities"). Subject to the conditions and in compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01. DEFINITIONS.

                  "Additional Assets" means:

                  (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Related Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

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                                                                               2

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

                  "additional interest" means any additional interest payable under a Registration Agreement.

                  "Additional Securities" means any 9 7/8% Senior Notes due 2011 issued under the terms of this Indenture subsequent to the Closing Date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

                  (3) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary;

(other than, in the case of (1), (2) and (3) above:

                  (a) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                  (b) for purposes of Section 4.06 only, a disposition subject to Section 4.04;

                  (c) a disposition of assets with a fair market value of less than $100,000;

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                                                                               3

                  (d) a disposition of Temporary Cash Investments or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the course of business consistent with past practices of the Issuer;

                  (e) the disposition of all or substantially all of the assets of the Issuer in a manner permitted under Section 5.01 or any disposition that constitutes a Change of Control under the Indenture; and

                  (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business).

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (2) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the notes issued pursuant thereto, the guarantees thereof, the collateral documents relating thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in

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                                                                               4

accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent or the Issuer and (b) the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Parent or the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or the Issuer, as the case may be (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in clause (a) above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer or Parent, as the case may be (together with any new directors (a) whose election by such Board of Directors of Parent or the Issuer, as the case may be, or whose nomination for election by the shareholders of Parent or the Issuer, as the case may be, was approved by a majority vote of the directors of Parent or the Issuer, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) who are designees of the Permitted Holders or were nominated by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Issuer or Parent, as the case may be, then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer;

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                                                                               5

                  (4) the merger or consolidation of Parent or the Issuer with or into another Person or the merger of another Person with or into Parent or the Issuer, or the sale of all or substantially all the assets of Parent or the Issuer to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Parent or the Issuer that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Parent or the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

                  (5) the Issuer ceases to be a Wholly Owned Subsidiary of Parent.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Issuer and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating:

                  (1) all intercompany items between the Issuer and any Restricted Subsidiary; and

                  (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Issuer and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense:

                  (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance costs;

                  (3) capitalized interest;

                  (4) noncash interest expense;

                  (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing;

                  (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Issuer or any Restricted Subsidiary;

                  (7) amortization of net costs associated with Hedging Obligations (including amortization of fees);

                  (8) dividends in respect of all Disqualified Stock of the Issuer and all Preferred Stock of any of the Subsidiaries of the Issuer, to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary;

                  (9) interest Incurred in connection with investments in discontinued operations; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net
Income:

                  (1) any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

                           (a) subject to the limitations contained in clause
                  (4) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or other assets actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (b) the Issuer's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Issuer or a Subsidiary of the Issuer in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived, except that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Issuer or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) any extraordinary or otherwise nonrecurring gain or loss; and

                  (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause
(a)(3)(E) of Section 4.04.

                  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

                  (1) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

                  (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

                  (3) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

                  (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (5) treasury stock;

                  (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (7) Investments in and assets of Unrestricted Subsidiaries.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Issuer in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Issuer or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

                  "Credit Agreement" means the credit agreement to be entered into among the Issuer, Parent, the financial institutions named therein and JPMorgan Chase Bank, as Administrative Agent, as amended, waived or otherwise modified from time to time (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding), including any such amendments or modifications (or any other credit agreement or credit agreements) that replace, refund or refinance any or a portion of the commitments or loans thereunder, up to a maximum principal amount not to exceed $325,000,000.

                  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

                  "Debt to EBITDA Ratio" as of any date of determination means the ratio of:

                  (1) Total Consolidated Indebtedness as of the date of determination to

                  (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available; PROVIDED, HOWEVER, that:

                           (a) if the Issuer or any Restricted Subsidiary has
                  repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid,

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                                                                               9

                  repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Debt to EBITDA Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                           (b) if since the beginning of such period the Issuer
                  or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

                           (c) if since the beginning of such period, the Issuer
                  or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Issuer or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Issuer during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; PROVIDED that in either case such adjustments are set forth in an Officers' Certificate that has been signed by the Issuer's chief executive officer and chief financial officer and that states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and

                  (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture; and

                           (d) if since the beginning of such period, any Person
                  (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or
                  (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

                  (3) is redeemable at the option of the holder thereof, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) income tax expense of the Issuer and its Consolidated Restricted Subsidiaries;

                  (2) Consolidated Interest Expense;

                  (3) depreciation expense of the Issuer and its Consolidated Restricted Subsidiaries;

                  (4) amortization expense of the Issuer and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

                  (5) all other noncash charges of the Issuer and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period but that will not be expensed in such future periods), in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Issuer or Parent, other than offerings of the Issuer or Parent of the type that can be registered on Form S-8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Issuer that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entities as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a correlative meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

                  "Guarantee" means each guarantee of the obligations with respect to the Notes issued by a Guarantor pursuant to the terms of the Indenture.

                  "Guarantor" means each of Parent, ACS of the Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks, Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long Distance, Inc., ACS Television, L.L.C., ACS Internet, Inc., ACS Messaging, Inc., ACS InfoSource, Inc., ACS of Alaska License Sub, Inc., ACS of the Northland License Sub, Inc., ACS of Fairbanks License Sub, Inc., ACS of Anchorage License Sub, Inc.,

ACS Wireless License Sub, Inc., ACS Long Distance License Sub, Inc., ACS Television License Sub, Inc. and ACS Services, Inc.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Issuer or becomes a Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary of the Issuer. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

                  (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of:

                  (a) the fair market value of such asset at such date of determination and

                  (b) the amount of such Indebtedness of such other Persons;

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

                  (9) all obligations of the type referred to in clauses (1) through (8) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04:

                  (1) "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

                           (a) the Issuer's Investment in such Subsidiary at the
                  time of such redesignation, less

                           (b) the portion (proportionate to the Issuer's equity
                  interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the Board of Directors.

                  "Issue Date," with respect to any Initial Security, means the date on which such Initial Security is originally issued.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Group" means the group consisting of current and former directors and executive officers of the Issuer.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

                  (1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

                  "Parent" means Alaska Communications Systems Group, Inc., a Delaware corporation, but none of its subsidiaries.

                  "Permitted Holders" means Fox Paine Capital Fund, L.P., and its Affiliates, FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment Fund IV, LLC, ALEC Coinvestment Fund V, LLC, ALEC Coinvestment Fund VI, LLC, the Management Group and any Person acting in the capacity of an underwriter in connection with a public or private offering of Parent's or the Issuer's Capital Stock.

                  "Permitted Investment" means an Investment by the Issuer or any Restricted Subsidiary in:

                  (1) the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

                  (3) Temporary Cash Investments;

                  (4) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) any loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary and not exceeding, when aggregated with amounts loaned or advanced under clause (b)(vi)(4) of Section 4.04, $5,000,000 in the aggregate outstanding at any one time;

                  (7) stock, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the noncash or deemed cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with
         Section 4.06;

                  (9) any Investment existing on the Closing Date;

                  (10) Hedging Obligations permitted under paragraph (b)(vii) of
         Section 4.03;

                  (11) guarantees of Indebtedness permitted under Section 4.03;

                  (12) Investments which are made exclusively with Capital Stock of Parent or the Issuer (other than Disqualified Stock); and

                  (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                  "Permitted Joint Venture Interests" means equity interests representing at least 35% of the Voting Stock of a Person engaged in a business in which the Issuer was engaged at the Closing Date or a Related Business.

                  "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (3) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property or assets of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property or assets owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property or assets subject to the Lien;

                  (7) Liens to secure Indebtedness permitted pursuant to clause
         (b)(i) of Section 4.03;

                  (8) Liens existing on the Closing Date;

                  (9) Liens on property, assets or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens do not extend to any other property or assets owned by such Person or any of its Subsidiaries;

                  (10) Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens do not extend to any other property or assets owned by such Person or any of its Subsidiaries;

                  (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

                  (12) Liens securing Indebtedness so long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (12) does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Issuer as of the end of the most recent fiscal quarter ending at least 45 days prior thereto;

                  (13) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property or assets securing such obligations; and

                  (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) and (10); PROVIDED, HOWEVER, that:

                           (a) such new Lien shall be limited to all or part of
                  the same property that secured the original Lien (plus improvements to or on such property); and

                           (b) the Indebtedness secured by such Lien at such
                  time is not increased to any amount greater than the sum of:

                                    (i) the outstanding principal amount or, if
                           greater, committed amount of the Indebtedness secured by Liens described under clauses (6), (8), (9) or
                           (10) at the time the original Lien became a Permitted Lien under the Indenture; and

                                    (ii) an amount necessary to pay any fees and
                           expenses, including premiums, related to such Refinancings.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

                  "Purchase Money Indebtedness" means Indebtedness:

                  (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

                  (2) incurred to finance the acquisition by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements; PROVIDED, HOWEVER, that such Indebtedness is incurred within 180 days before or after the acquisition by the Issuer or such Restricted Subsidiary of such asset.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, repay, redeem, retire, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that Refinances Refinancing Indebtedness); PROVIDED, HOWEVER, that:

                  (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

                  (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include:

                  (1) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer; or

                  (2) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Closing Date.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Issuer or any Guarantor secured by a Lien.

"Senior Debt to EBITDA Ratio" as of any date of determination means the ratio of:

                  (1) Total Consolidated Senior Indebtedness as of the date of determination to

                  (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available; PROVIDED, HOWEVER, that:

                           (a) if the Issuer or any Restricted Subsidiary has
                  repaid, repurchased, defeased or otherwise discharged any Senior Indebtedness since the beginning of such period or if any Senior Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Senior Indebtedness Incurred under any revolving credit facility unless such Senior Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Senior Debt to EBITDA Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Senior Indebtedness;

                           (b) if since the beginning of such period the Issuer
                  or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

                           (c) if since the beginning of such period, the Issuer
                  or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Issuer or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Issuer during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; provided that such adjustments are set forth in an Officers' Certificate that has been signed by the Issuer's chief executive officer and chief financial officer and that states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture; and

                           (d) if since the beginning of such period, any Person
                  (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or
                  (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Senior Indebtedness" means all unsubordinated Indebtedness of the Issuer or of any Restricted Subsidiary, whether outstanding on the Closing Date or Incurred thereafter, including, without limitation, all Bank Indebtedness.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Issuer or any Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity:

                  (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or

                  (2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Telecommunications Assets" means (1) assets used or useful in the operating businesses of the Issuer at the Closing Date or in a Related Business or (2) equity interests representing a majority of the Voting Stock of Persons engaged in such businesses.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"); and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

                  "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries, determined on a Consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

                  "Total Consolidated Senior Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Senior Indebtedness of the Issuer and its Restricted Subsidiaries, determined on a Consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Senior Indebtedness and the application of the proceeds therefrom giving rise to such determination.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Unrestricted Subsidiary" means:

                  (1) ACS Media Holdings LLC;

                  (2) any other Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary pursuant to clause (2) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either:

                  (a) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

                  (b) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation:

                  (i) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and

                  (ii) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (2) above, by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Issuer all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

                  SECTION 1.02. OTHER DEFINITIONS.

                                                                                        Defined in
         Term                                                                            Section
         ----                                                                            -------
"Affiliate Transaction"....................................................             4.07(a)
"Appendix".................................................................             Preamble
"Bankruptcy Law"...........................................................             6.01
"Change of Control Offer"..................................................             4.08(b)
"covenant defeasance option"...............................................             8.01(b)
"Custodian"................................................................             6.01
"Event of Default".........................................................             6.01

"Exchange Securities"......................................................             Preamble
"Global Securities"........................................................             Appendix
"Guaranteed Obligations"...................................................             10.01
"Initial Securities".......................................................             Preamble
"legal defeasance option"..................................................             8.01(b)
"Offer"....................................................................             4.06(b)
"Offer Amount".............................................................             4.06(c)(ii)
"Offer Period".............................................................             4.06(c)(ii)
"Original Securities"......................................................             Preamble
"Paying Agent".............................................................             2.04(a)
"Purchase Date"............................................................             4.06(c)(i)
"protected purchaser"......................................................             2.04(a)
"Registrar"................................................................             2.04(a)
"Restricted Payment".......................................................             4.04(a)
"Securities" ..............................................................             Preamble
"Successor Issuer".........................................................             5.01(a)

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer, the Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                           (4) "including" means including without limitation;

                           (5) words in the singular include the plural and
                  words in the plural include the singular;

                           (6) unsecured Indebtedness shall not be deemed to be
                  subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                           (7) the principal amount of any noninterest bearing
                  or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                           (8) the principal amount of any Preferred Stock shall
                  be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.01. AMOUNT OF SECURITIES; ISSUABLE IN SERIES. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination, legends and Issue Date.

                  With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and
(b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

                  (a) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

                  (b) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture, which may be in an unlimited amount;

                  (c) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

PROVIDED, HOWEVER, that no Additional Securities may be issued unless such Additional Securities are fungible with the Original Securities for U.S. federal income tax purposes;

                  (d) if applicable, that such Additional Securities shall be issued in a private placement transaction with registration rights;

                  (e) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends that shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

                  (f) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  SECTION 2.02. FORM AND DATING. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The
(i) Original Securities and the Trustee's certificate of authentication and (ii) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. EXECUTION AND AUTHENTICATION. One or more Officers shall sign the Securities for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. REGISTRAR AND PAYING AGENT. (a) The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities (as defined in the Appendix).

                  (b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee;

PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                  SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal, interest and additional interest (if any) on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and additional interest (if any) when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and additional interest (if any) on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this
Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Issuer.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.09. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding, the principal thereon ceases to be payable and interest on it ceases to accrue unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and additional interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. TEMPORARY SECURITIES. In the event that Definitive Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

                  SECTION 2.11. CANCELATION. The Issuer at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and dispose of them in accordance with its customary procedures unless instructed in writing by the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.12. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.13. CUSIP AND ISIN NUMBERS. The Issuer in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall notify the Trustee of any change to the "CUSIP" or "ISIN" numbers.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE. If the Issuer elects to redeem Securities pursuant to paragraph (g) of Section 4.08 or paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Issuer shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. NOTICE OF REDEMPTION. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                  (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this
Section 3.03.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and additional interest, if any, to the redemption date; PROVIDED, HOWEVER, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and additional interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on, the Securities to be redeemed.

                  SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF SECURITIES. The Issuer shall promptly pay the principal of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC REPORTS. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC, and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Issuer shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuer or Parent to its public shareholders generally. The Issuer also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Issuer or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Debt to EBITDA Ratio would be less than 6:1; PROVIDED FURTHER, HOWEVER, that such Indebtedness proposed to be Incurred may not be Senior Indebtedness if on the date of such Incurrence and after giving effect thereto the Senior Debt to EBITDA Ratio would be less than 4.5:1.

                  (b) Notwithstanding the foregoing paragraph (a), the Issuer and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Bank Indebtedness in an aggregate principal amount not to exceed $325,000,000 less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness; provided, however, that Bank Indebtedness in excess of $250,000,000 may only be incurred if, after giving effect to such Incurrence, the Senior Debt to EBITDA Ratio would be less than 4.5:1;

                  (ii) Indebtedness of the Issuer owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (2) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                  (iii) Indebtedness (1) represented by the Securities and the Guarantees (not including any Additional Securities), (2) outstanding on the Closing Date (other than the Indebtedness described in clauses
         (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Indebtedness) or Section 4.03(a) or
         (4) consisting of guarantees of any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b);

                  (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was otherwise acquired by, the Issuer); PROVIDED, HOWEVER, that on the date that such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause
         (iv) and (2) Refinancing Indebtedness Incurred by the Issuer or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (iv);

                  (v) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Issuer and the Restricted Subsidiaries in the ordinary course of their business;

                  (vi) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $20,000,000 at any time outstanding;

                  (vii) Hedging Obligations of the Issuer or any Guarantor directly related to Indebtedness permitted to be Incurred by the Issuer or any Guarantor pursuant to the Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations; or

                  (viii) (1) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Issuer); PROVIDED, HOWEVER, that on the date that such transaction is consummated, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (viii) and (2) Refinancing Indebtedness Incurred by the Issuer or the Successor Issuer in respect of Indebtedness Incurred pursuant to subclause (1) of this clause
         (viii).

                  (c) Notwithstanding the foregoing, the Issuer shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:

                  (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i);

                  (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness; and

                  (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Issuer, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                  (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any Subsidiary of the Issuer) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and except dividends or distributions payable to the Issuer or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Issuer or other Restricted Subsidiaries, to its other shareholders on a PRO RATA basis);

                  (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Parent, the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or another Restricted Subsidiary;

                  (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or

                  (iv) make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Issuer could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                           (A) (i) 100% of EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurred to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such EBITDA shall be a deficit, minus 100% of such deficit), minus

                                    (ii) 140% of Consolidated Interest Expense
                           accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurred to the end of the most recent fiscal quarter for which financial statements are publicly available, plus

                                    (iii) $120 million; plus

                           (B) the aggregate Net Cash Proceeds received by the
                  Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than
                  (x) an issuance or sale to a Subsidiary of the Issuer, (y) an issuance or sale to an employee stock ownership plan or other trust established by the Issuer or any of its Subsidiaries or
                  (z) to the extent used in accordance with Section 4.04(b)(v)(2) or 4.04(b)(vi)(3)(B)); plus

                           (C) the aggregate Net Cash Proceeds received by the
                  Issuer from the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Investments previously made by the Issuer or a Restricted Subsidiary and treated as a Restricted Payment; PROVIDED that the amount added pursuant to this clause (C) shall not exceed the amount treated as a Restricted Payment and not previously added pursuant to this paragraph (3); plus

                           (D) the amount by which Indebtedness of the Issuer or
                  its Restricted Subsidiaries is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Closing Date of any Indebtedness of the Issuer or its Restricted Subsidiaries issued after the Closing Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or the fair market value of other property distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); plus

                           (E) the amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

                           (F) $5,000,000.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, retirement, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by the Issuer or any of its Subsidiaries); PROVIDED, HOWEVER, that:

                           (1) such Restricted Payment shall be excluded in the
                  calculation of the amount of Restricted Payments; and

                           (2) the Net Cash Proceeds from such sale applied in
                  the manner set forth in this clause (i) shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.04(a);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer that is permitted to be Incurred pursuant to Section 4.03(b); PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Issuer or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, together with any amounts or other distributions to Parent under Section 4.04(b)(vi)(3), shall not exceed in any calendar year the sum of (1) $5,000,000 plus (2) the Net Cash Proceeds

         (A) received since the Closing Date by the Issuer or received by Parent and contributed to the Issuer from the sale of Capital Stock to employees, consultants and directors of Parent or the Issuer and (B) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause (b)(v)(2) or clause (b)(vi)(3)(B) of Section 4.04; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions of shares, or options to purchase shares of common stock shall be included in the calculation of the amount of Restricted Payments; and

                  (vi) payment of dividends, other distributions or other amounts by the Issuer solely for the purposes set forth in clauses (1) through (4) below; PROVIDED, HOWEVER, that such dividend, distribution or amount set forth in clauses (1), (3) and (4) (but not clause (2)) shall be included in the calculation of the amount of Restricted Payments for the purposes of Section 4.04(a):

                           (1) to Parent in amounts equal to the amounts
                  required for Parent to pay franchise taxes and other fees required to maintain its corporate existence, and provide for other operating costs of up to $7,500,000 per fiscal year;

                           (2) to Parent in amounts equal to amounts required
                  for Parent to pay U.S. federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

                           (3) to Parent in amounts equal to amounts expended by
                  Parent to repurchase or otherwise acquire shares of, or options to purchase shares of, common stock of Parent from employees, former employees, consultants, former consultants, directors or former directors of Parent, the Issuer or any of the Issuer's Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock of Parent; provided, however, that the aggregate amount paid, loaned or advanced to Parent pursuant to this clause
                  (3), together with the amounts of any repurchases or other acquisitions under Section 4.04(b)(5), shall not exceed in any calendar year the sum of (A) $5,000,000 plus (B) the Net Cash Proceeds received (x) since the Closing Date by the Issuer or received by Parent and contributed to the Issuer from the sale of Capital Stock to employees, consultants and directors of Parent or the Issuer and (y) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause
                  (b)(vi)(3)(y) or clause (b)(v)(2) of Section 4.04; and

                           (4) to Parent in amounts equal to amounts necessary
                  for Parent to make loans or advances to employees in the ordinary course of business in accordance with past practices of the Issuer, but in any event not to exceed, when aggregated with amounts loaned or advanced under clause (6) of the definition of "Permitted Investments," $5,000,000 in the aggregate outstanding at any one time.

                  SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any of its Restricted Subsidiaries;

                  (b) make any loans or advances to the Issuer or any of its Restricted Subsidiaries; or

                  (c) transfer any of its property or assets to the Issuer or any of its Restricted Subsidiaries, except:

                  (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

                  (iv) in the case of clause (c), any encumbrance or restriction:

                           (1) that restricts in a customary manner the
                  subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; or

                           (2) contained in security agreements securing
                  Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) any encumbrance or restriction relating to Purchase Money Indebtedness or Capitalized Lease Obligations for property acquired in the ordinary course of business that imposes restrictions on the ability of the Issuer or a Restricted Subsidiary to sell, lease or transfer the acquired property to the Issuer or its Restricted Subsidiaries;

                  (vii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

                  (viii) any encumbrance or restriction contained in joint venture agreements and other similar agreements entered into in the ordinary course of business and customary for such types of agreements.

                  SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (i) the Issuer or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

                  (ii) at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash; PROVIDED that the following shall be deemed to be cash for purposes of this clause (ii): (1) the amount of any liabilities (as shown on the Issuer's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or the Guarantees) that are assumed by the transferee of any such assets, (2) the amount of any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition, (3) the fair market value of any Telecommunications Assets received by the Issuer in such Asset Disposition and (4) the fair market value of any Permitted Joint Venture Interests received by the Issuer or any Restricted Subsidiary in such Asset Disposition; PROVIDED that the aggregate fair market value of all Permitted Joint Venture Interests received pursuant to this clause (iv), valued, in each case, at the time of receipt, shall not exceed 10% of Consolidated Net Tangible Assets (for purposes of this Section 4.06(a)(ii), all determinations of fair market value shall be made in good faith by the Board of Directors and evidenced by an Officers' Certificate delivered to the Trustee); and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be):

                           (1) FIRST, to the extent the Issuer elects (or is
                  required by the terms of any Indebtedness), to prepay, repay, redeem, purchase or otherwise acquire Bank Indebtedness of the Issuer or of a Wholly Owned Subsidiary within 180 days of the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (2) SECOND, to the extent of the balance of Net
                  Available Cash after application in accordance with clause (1) of this Section 4.06(a)(iii), to the extent the Issuer or such Restricted Subsidiary elects to, or enters into a binding agreement to, reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Issuer or another Restricted Subsidiary) within 180 days of the later of such Asset Disposition or the receipt of such Net Available Cash; and

                           (3) THIRD, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (1) and (2) of this Section 4.06(a)(iii), to make an Offer (as defined in clause (b) below) to purchase Securities pursuant to and subject to the conditions set forth in clause (b) below; PROVIDED, HOWEVER, that, if the Issuer elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Issuer;

         PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) or (3) of this
         Section 4.06(a)(iii), the Issuer or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Upon completion of any Offer, the amount of Net Available Cash shall be reset at zero and the Issuer shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture. Notwithstanding the foregoing provisions of this Section 4.06, the Issuer and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $10,000,000.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (iii)(3) of Section 4.06(a), the Issuer shall be required to offer to purchase Securities tendered pursuant to an offer by the Issuer for the Securities (an "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) thereon, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(c) and to purchase other Senior Indebtedness on the terms and to the extent contemplated thereby. The Issuer shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section
4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (iii)(1) and (iii)(2) of Section 4.06(a)) is less than $10,000,000 for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (i) Promptly, and in any event within 10 days after the Issuer becomes obligated to make an Offer, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Issuer's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of
         Section 4.06(a). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section
         4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Issuer to the Trustee is greater than the purchase price of the Securities (and other Senior Indebtedness) tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Issuer shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities and other Senior Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (iv) At the time the Issuer delivers Securities to the Trustee that are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this
         Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:

                  (i) that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000:

                           (1) are set forth in writing; and

                           (2) have been approved by a majority of the members
                  of the Board of Directors having no personal stake, other than as a holder of Capital Stock of Parent, the Issuer or such Restricted Subsidiary, in such Affiliate Transaction; and

                  (iii) that, in the event such Affiliate Transaction involves an amount in excess of $15,000,000, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
         Section 4.04;

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

                  (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors;

                  (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Issuer, but in any event not to exceed $10,000,000 in the aggregate outstanding at any one time;

                  (v) the payment of reasonable fees to directors of the Issuer and its Subsidiaries who are not employees of the Issuer or its Subsidiaries;

                  (vi) any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries;

                  (vii) customary indemnification and insurance arrangements in favor of officers, directors, employees and consultants of Parent, the Issuer or any of the Restricted Subsidiaries;

                  (viii) payments by the Issuer or any of its Restricted Subsidiaries to Fox Paine & Company, LLC and its Affiliates for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors referred to in clause (a)(ii)(2) above in good faith;

                  (ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of the obligations under the terms of, any stockholders agreements (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, as such agreements may be amended from time to time pursuant to the terms thereof; PROVIDED, HOWEVER, that the terms of any such amendment are no less favorable to the Holders than the terms of any such agreements in effect as of the Closing Date; and

                  (x) the issuance of Capital Stock (other than Disqualified Stock) of the Issuer for cash to any Permitted Holder.

                  SECTION 4.08. CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require that the Issuer repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this
Section 4.08, then prior to the mailing of the notice to Holders provided for in
Section 4.08(b) below but in any event within 30 days following any Change of Control, the Issuer shall:

                  (i) repay in full all Bank Indebtedness or, if doing so will allow the repurchase of the Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

                  (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) thereon, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancelation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

                  (g) In the event that Holders of not less than 98% of the principal amount of the outstanding Securities accept a Change of Control Offer and the Issuer purchases all of the Securities held by such Holders, the Issuer shall have the right, on not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus, to the extent not included in the purchase price specified in the Change of Control Offer, accrued and unpaid interest (including additional interest, if any) thereon to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date). Any redemption of Securities pursuant to this paragraph (g) shall be subject to, and made in accordance with, the provisions and requirements of
Article III.

                  SECTION 4.09. COMPLIANCE CERTIFICATE. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate, one of the signers of which is the chief executive officer, chief financial officer or chief accounting officer, stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. FUTURE GUARANTORS. The Issuer shall cause each Domestic Subsidiary to become a Guarantor and execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Domestic Subsidiary shall Guarantee payment of the Securities. Each Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Domestic Subsidiary without rendering the Guarantee, as it relates to such Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 4.12. LIMITATION ON LINES OF BUSINESS. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

                  SECTION 4.13. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Issuer shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

                  (i) to the Issuer or a Wholly Owned Subsidiary;

                  (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Issuer nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

                  (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under
         Section 4.04 if made on the date of such issuance, sale or other disposition.

The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

                  SECTION 4.14. LIMITATION ON LIENS. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  SECTION 4.15. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Issuer or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.14, (b) the net proceeds received by the Issuer or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property and (c) the transfer of such property is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.06.

                                   ARTICLE V

                                SUCCESSOR ISSUER

                  SECTION 5.01. WHEN ISSUER MAY MERGE OR TRANSFER ASSETS. (a) The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Issuer (if not the Issuer) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (v) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  Notwithstanding the foregoing clauses (ii) and (iii), the Issuer may merge with an Affiliate incorporated or formed solely for the purpose of reincorporating the Issuer in another jurisdiction.

                  The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, this Issuer under the Indenture, but the predecessor Issuer, in the case of a conveyance, transfer or lease of all or substantially all its assets, shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Issuer shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

                  (i) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
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                                                                              54

                  (iii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing clause (ii), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (a) the Issuer defaults in any payment of interest or additional interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (b) the Issuer (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (c) the Issuer fails to comply with Section 5.01;

                  (d) the Issuer fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice to the Issuer specified below;

                  (e) the Issuer fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice to the Issuer specified below;

                  (f) Indebtedness of the Issuer or any Subsidiary (other than Indebtedness owing to the Issuer or a Subsidiary of the Issuer) is not paid within any applicable grace period after final maturity or the acceleration of such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time and such failure continues for 10 days after the notice to the Issuer specified below;

                  (g) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (iv) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (i) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Issuer or any Subsidiary of the Issuer, to the extent such judgment or decree is not covered by insurance or is in excess of insurance coverage, and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (j) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor or Person acting by or on behalf of such Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days after the notice to the Issuer specified below.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d), (e) or (f) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (f) or (i) and any event which, with the giving of notice or the lapse of time, would become an Event of Default under clause (d), (e) or (i), its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES. Notwithstanding any other provision of the Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. LIMITATION ON SUITS. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and additional interest and interest on, the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.


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                                                                              58

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any additional interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any additional interest, respectively; and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii) and (iii) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its reasonable selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters or occurrence as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

                  (g) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

                  (h) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b), (ii) any Default or Event of Default which a Responsible Officer of the Trustee has actual knowledge thereof or (iii) any Default or Event of Default with respect to which written notice of any event which is in fact a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder; and

                  (j) the Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be responsible for any conduct or omission by the Issuer or the occurrence of any Event of Default.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Responsible Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each

Holder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall immediately reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents (including agents that are not full-time employees of the Trustee or are not regularly employed by the Trustee), counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify, defend and hold harmless the Trustee against any and all loss, liability damage, claim or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim (whether asserted by the Issuer, any Holder, or any other Person) for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer's expense in the defense. Such indemnified parties may have separate counsel, and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify, defend or hold harmless against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                  To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and additional interest, if any, on particular Securities.

                  The Issuer's obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign at any time by so notifying the Issuer in writing in accordance with the provisions of Section 11.02. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction at the expense of the Issuer and the Guarantors for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case, at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $75,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Issuer delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Issuer irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

                  (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and
4.15 and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), 6.01(d), 6.01(f),
6.01(g) (with respect to Significant

Subsidiaries of the Issuer only), 6.01(h) (with respect to Significant Subsidiaries of the Issuer only) and 6.01(i) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option, the obligations under the Guarantees shall each be terminated simultaneously with the termination of such obligations.

                  If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h) (with respect to Significant Subsidiaries of the Issuer only) or 6.01(i) or because of the failure of the Issuer to comply with clauses (iii) and (iv) of
Section 5.01(a).

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.02. CONDITIONS TO DEFEASANCE. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

                  (a) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest and additional interest (if any) on the Securities to maturity or redemption, as the case may be;

                  (b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest (including additional interest, if any) when due on all the Securities to maturity or redemption, as the case may be;

                  (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuer occurs which is continuing at the end of the period;

                  (d) the deposit does not constitute a default under any other agreement binding on the Issuer;


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                                                                              66

                  (e) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (f) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (g) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (h) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. REPAYMENT TO ISSUER. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

                  SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer shall pay and shall indemnify, defend and hold harmless the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Issuer has made any payment of principal of, or interest or additional interest on, any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Issuer, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii)  to comply with Article V;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (iv) to add additional Guarantees with respect to the Securities or to secure the Securities;

                  (v) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

                  (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (vii) to make any change that does not adversely affect the rights of any Holder; or

                  (viii) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except that the transfer restrictions contained in the Original Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Securities, as a single issue of securities.

                  After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. WITH CONSENT OF HOLDERS. The Issuer, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest or any additional interest on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

                  (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

                  (v) make any Security payable in money other than that stated in the Security;

                  (vi) impair the right of any Holder to receive payment of principal of, and interest or any additional interest on, such Holder's Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities.

                  (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or


                  (viii) modify the Guarantees in any manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.
(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

                  (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

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                                                                              70

                                    ARTICLE X

                                   GUARANTEES

                  SECTION 10.01. GUARANTEES. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise, (ii) any extension or renewal of any thereof,
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them, (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or
(vi) any change in the ownership of such Guarantor, except as provided in
Section 10.02(b).

                  (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

                  (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  (f) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or additional interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

                  (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 10.01.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 10.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article X upon (i)(1) the merger or consolidation of such Guarantor with or into any Person other than the Issuer or a Subsidiary or Affiliate of the Issuer where such Guarantor is not the surviving entity of such consolidation or merger or (2) the sale by the Issuer or any Subsidiary of the Issuer (or any pledgee of the Issuer) of the Capital Stock, or all or substantially all the assets, of any Guarantor that is a Subsidiary of the Issuer, where, after such sale, such Guarantor is no longer a Subsidiary of the Issuer; PROVIDED, HOWEVER, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Sections 4.06 and 5.01(b), (ii) the failure of any Guarantor that is a Subsidiary of the Issuer to remain a Subsidiary of the Issuer as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof; PROVIDED, HOWEVER, that such Guarantor shall also be released from its guarantees of the Credit Agreement and that all pledges and security interests granted in connection with the Credit Agreement shall be terminated or
(iii) the release of any Guarantor from its guarantees of, and the termination of all pledges and security interests granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer in respect of which such Guarantor has provided a guarantee. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                  SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS. Each Subsidiary that is required to become a Guarantor pursuant to
Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Issuer:

                  Alaska Communications Systems Holdings, Inc.
                  600 Telephone Avenue
                  Anchorage, Alaska 99503

                  Attention of:
                  Kevin P. Hemenway

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 8 West
                  New York, New York 10286

                  Attention of:
                  Corporate Trust Administration
                  Facsimile: (212) 815-5704

                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 11.10. No RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11. SUCCESSORS. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 11.14. DESIGNATION. The Issuer and the Guarantors hereby designate the Securities and the Guarantees as Designated Senior Indebtedness for purposes of the Indenture dated as of May 14, 1999, among the Issuer, the guarantors party thereto and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                         ALASKA COMMUNICATIONS SYSTEMS
                                         HOLDINGS, INC.

                                         by
                                         /s/ Charles E. Robinson
                                         _______________________________________
                                         Name:  Charles E. Robinson
                                         Title: Chief Executive Officer

                                         by
                                         /s/ Kevin P. Hemenway
                                         _______________________________________
                                         Name:  Kevin P. Hemenway
                                         Title: CFO, Treasurer, Sr. VP

                                         ALASKA COMMUNICATIONS SYSTEMS
                                         GROUP, INC.

                                         by
                                         /s/ Kevin P. Hemenway
                                         _______________________________________
                                         Name:  Kevin P. Hemenway
                                         Title: CFO, Treasurer, Sr. VP

                                         ACS OF THE NORTHLAND, INC.
                                         ACS OF ALASKA, INC.
                                         ACS OF FAIRBANKS, INC.
                                         ACS OF ANCHORAGE, INC.
                                         ACS WIRELESS, INC.
                                         ACS LONG DISTANCE, INC.
                                         ACS INTERNET, INC.
                                         ACS MESSAGING, INC.
                                         ACS INFOSOURCE, INC.
                                         ACS OF ALASKA LICENSE SUB, INC.
                                         ACS OF THE NORTHLAND LICENSE SUB, INC.
                                         ACS OF FAIRBANKS LICENSE SUB, INC.
                                         ACS OF ANCHORAGE LICENSE SUB, INC.
                                         ACS WIRELESS LICENSE SUB, INC.
                                         ACS LONG DISTANCE LICENSE SUB, INC.
                                         ACS TELEVISION LICENSE SUB, INC.
                                         ACS SERVICES, INC.

                                         by

                                         /s/ Kevin P. Hemenway
                                         ---------------------------------------
                                         Name:  Kevin P. Hemenway
                                         Title: CFO, Treasurer, Sr. VP

                                         ACS TELEVISION, L.L.C.

                                         by: ACS of Anchorage, Inc.,
                                             its sole member

                                         by

                                         /s/ Kevin P. Hemenway
                                         ---------------------------------------
                                         Name:  Kevin P. Hemenway
                                         Title: CFO, Treasurer, Sr. VP

                                         THE BANK OF NEW YORK, as Trustee

                                         by

                                         /s/ Van K. Brown
                                         ---------------------------------------
                                         Name:  Van K. Brown
                                         Title: Vice President

                                                                        APPENDIX

                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

                  1.  DEFINITIONS.

                  1.1. DEFINITIONS. For the purposes of this Appendix, the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

                  "Definitive Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that includes the Definitive Securities Legend but that does not include the Global Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Jefferies & Company, Inc. and Raymond James & Associates.

                  "Purchase Agreement" means (a) the Purchase Agreement dated August 15, 2003, among the Issuer, the Guarantors and the Initial Purchasers and
(b) any other similar Purchase Agreement relating to Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means an offer by the Issuer, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated August 26, 2003, among the Issuer, the Guarantors and the Initial

Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period," with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Issuer in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

                  1.02. OTHER DEFINITIONS.

              Term:                                                                Defined in Section:
              ----                                                                 -------------------
"Agent Members".................................................................          2.1(b)
"IAI Global Security"...........................................................          2.1(a)
"Global Security"...............................................................          2.1(a)
"Regulation S Global Security"..................................................          2.1(a)
"Rule 144A Global Security".....................................................          2.1(a)

                  2. THE SECURITIES.

                  2.1. FORM AND DATING. The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

                  (a) GLOBAL SECURITIES. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global

Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2. AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two Officers
(a) Original Securities for original issue on the date hereof in an aggregate principal amount of $182,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited.

                  2.3. TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are accompanied by the following additional information and documents, as applicable:

                  (1) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Original Security); or

                  (2) if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Original Security); or

                  (3) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL SECURITY.
         (i) During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (A) to the Issuer, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e) LEGEND. (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

                  REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
                  (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

         Each Definitive Security shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (f) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES. (i) To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and
         9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

         Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4. DEFINITIVE SECURITIES. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to
Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                         [Definitive Securities Legend]

                  FOR PURPOSES OF SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $966.87 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $33.13, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS AUGUST 26, 2003. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10.5% PER ANNUM.

                         [Global Securities Legend](1)

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS

----------
         (1) If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES

AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                            $__________

                          9 7/8% Senior Note due 2011

                                                          CUSIP No. ______
                                                           ISIN No. ______

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the
         principal sum [of                   Dollars][listed on the Schedule of
         Increases or Decreases in Global Security attached hereto](2) on August 15, 2011.

                  Interest Payment Dates: February 15 and August 15.

                  Record Dates:  February 1 and August 1.

----------
         (2) Use the Schedule of Increases and Decreases language if Note is in global form.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            ALASKA COMMUNICATIONS SYSTEMS
                                              HOLDINGS, INC.

                                            by
                                            ____________________________________
                                            Name:
                                            Title:

                                            by
                                            ____________________________________
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.



By:__________________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9 7/8% Senior Note due 2011

1. INTEREST

                  (a) ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 26, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (B) ADDITIONAL INTEREST. The Holder of this Security is entitled to the benefits of an Exchange and Registration Rights Agreement, dated August 26, 2003, among the Issuer and each of Alaska Communications Systems Holdings, Inc., a Delaware corporation, (the "Issuer"), and each of Alaska Communications Systems Group, Inc., a Delaware corporation ("Parent"), ACS of the Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks, Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long Distance, Inc., ACS Television, L.L.C., ACS Internet, Inc., ACS Messaging, Inc., ACS InfoSource, Inc., ACS of Alaska License Sub, Inc., ACS of the Northland License Sub, Inc., ACS of Fairbanks License Sub, Inc., ACS of Anchorage License Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance License Sub, Inc., ACS Television License Sub, Inc. and ACS Services, Inc. (collectively, the "Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. As more fully set forth therein, the Registration Agreement provides if (i) the Shelf Registration Statement is not declared effective on or prior to 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, on or prior to 60 days after publication of the change in law or interpretation), (ii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date, or (iii) the Shelf Registration Statement is filed and declared effective on or prior to 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, on or prior to 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuer and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Issuer and the Guarantors will be jointly and severally obligated to pay additional interest to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $ 0.192 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder until (i) the Registered Exchange Offer is consummated, (ii) the Shelf Registration Statement is declared effective or (iii) the Shelf Registration Statement again becomes effective, as the case may be. As used herein, the term "Transfer Restricted Securities" means
(i) each Security until the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semiannual payment dates that correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

2. METHOD OF PAYMENT

                  The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, additional interest, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE

                  The Issuer issued the Securities under an Indenture dated as of August 26, 2003 (the "Indenture"), among the Issuer, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the Issuer. The Securities include the Initial Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Initial Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuer.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5. OPTIONAL REDEMPTION

                  Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Issuer prior to August 15, 2007. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (and additional interest, if any) thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                      REDEMPTION
                   YEAR                                 PRICE
                   ---------------------------------------------
                   2007                               104.938%
                   2008                               103.292%
                   2009                               101.646%
                   2010 and thereafter                100.000%

                  In addition, prior to August 15, 2006, the Issuer may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings (i) by the Issuer or (ii) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) on the Securities, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption by the Issuer shall be made within 90 days of such related Equity Offering by the Issuer or Parent, as the case may be, and must be made upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. SINKING FUND

                  The Securities are not subject to any sinking fund.

7. NOTICE OF REDEMPTION

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the registered address of such Holder. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest (including additional interest, if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND ASSET DISPOSITIONS

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest (including additional interest, if any) thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

9. DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. PERSONS DEEMED OWNERS

                  Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

                  If money for the payment of principal or interest or additional interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest (including additional interest, if any) on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article V of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add Guarantees with respect to the Securities, (v) to secure the Securities, (vi) to add additional covenants or to surrender rights and powers conferred on the Issuer, (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (viii) to make any change that does not adversely affect the rights of any Holder or (ix) to provide for the issuance of the Exchange Securities or Additional Securities.

14. DEFAULTS AND REMEDIES

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The

Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. TRUSTEE DEALINGS WITH THE ISSUER

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP AND ISIN NUMBERS

                  The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  THE ISSUER WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________     Your Signature:_______________________________________
                                    Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)     [ ]       to the Issuer; or

         (2)     [ ]       to the Registrar for registration in the name of the
                           Holder, without transfer; or

         (3)     [ ]       pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (4)     [ ]       inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (5)     [ ]       outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6)     [ ]       to an institutional "accredited investor" (as
                           defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (7)      [ ]      pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                 _______________________________
                                                 Your Signature

Signature Guarantee:

Date: ___________________                  _____________________________________
Signature must be guaranteed               Signature of Signature Guarantee
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

_________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________          _______________________________________________
                                 NOTICE: To be executed by an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of         Amount of Decrease in       Amount of Increase  in      Principal Amount of This     Signature of Authorized
Exchange        Principal Amount of This    Principal Amount of This    Global Security Following    Signatory of Trustee or
                Global Security             Global Security             Such Decrease or Increase    Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

         Asset Sale [ ]     Change of Control [ ]

         If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof): $_____________

Date: __________________ Your Signature: _______________________________________
        (Sign exactly as your name appears on the other side of the Security.)

Signature Guarantee:____________________________________________________________
                     Signature must be guaranteed by a participant in a
                        recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]
                         [Definitive Securities Legend]

                  FOR PURPOSES OF SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $966.87 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $33.13, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS AUGUST 26, 2003. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10.5% PER ANNUM.

                          [Global Securities Legend(3)]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                            $__________

                9 7/8% Senior Note due 2011

                                                          CUSIP No. ______
                                                           ISIN No. ______

----------
         (3) If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

         ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ________ Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](4) on August 15, 2011.

         Interest Payment Dates: February 15 and August 15.

         Record Dates: February 1 and August 1.

----------
         (4) Use the Schedule of Increases and Decreases language if Note is in global form.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
                                            ALASKA COMMUNICATIONS SYSTEMS
                                            HOLDINGS, INC.

                                            by
                                            ____________________________________
                                            Name:
                                            Title:

                                            by
                                            ____________________________________
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:__________________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           9 7/8% Senior Note due 2011

1. INTEREST

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 26, 2003. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. METHOD OF PAYMENT

                  The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Issuer. The Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. PAYING AGENT AND REGISTRAR

                  Initially, THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE

                  The Issuer issued the Securities under an Indenture dated as of August 26, 2003 (the "Indenture"), among the Issuer, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the Issuer. The Securities include the Initial Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Initial Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuer.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5. OPTIONAL REDEMPTION

                  Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Issuer prior to August 15, 2007. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (and additional interest, if any) thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                  REDEMPTION
YEAR                                                PRICE
-------------------------------------------------------------
2007                                               104.938%
-------------------------------------------------------------
2008                                               103.292%
-------------------------------------------------------------
2009                                               101.646%
-------------------------------------------------------------
2010 and thereafter                                100.000%

                  In addition, prior to August __, 2006, the Issuer may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings (i) by the Issuer or (ii) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) on the Securities, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains (calculated giving effect to any issuance of Additional Securities) outstanding. Any such redemption by the Issuer shall be made within 90 days of such related Equity Offering by the Issuer or Parent, as the case may be, and must be made upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. SINKING FUND

                  The Securities are not subject to any sinking fund.

7. NOTICE OF REDEMPTION

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the registered address of such Holder. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest (including additional interest, if any), on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND ASSET DISPOSITIONS

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest (including additional interest, if any) thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

9. DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10. PERSONS DEEMED OWNERS

                  Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

                  If money for the payment of principal or interest or additional interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest (including additional interest, if any) on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend the Indenture or the Securities
(i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article V of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add Guarantees with respect to the Securities, (v) to secure the Securities, (vi) to add additional covenants or to surrender rights and powers conferred on the Issuer,
(vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (viii) to make any change that does not adversely affect the rights of any Holder or (ix) to provide for the issuance of the Exchange Securities or Additional Securities.

14. DEFAULTS AND REMEDIES

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other

Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. TRUSTEE DEALINGS WITH THE ISSUER

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP AND ISIN NUMBERS

                  The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  THE ISSUER WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: ______________       Your Signature: __________________________________
                                    Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The initial principal amount of this Global Security is $[   ]. The following
         increases or decreases in this Global Security have been made:

Date of         Amount of Decrease in       Amount of Increase  in      Principal Amount of This     Signature of Authorized
Exchange        Principal Amount of This    Principal Amount of This    Global Security Following    Signatory of Trustee or
                Global Security             Global Security             Such Decrease or Increase    Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

         Asset Sale [ ]     Change of Control [ ]

         If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof): $_____________

Date: __________________       Your Signature: _________________________________
                                    (Sign exactly as your name appears on the other side of the Security.)

Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT C

                           FORM OF SUPPLEMENTAL INDENTURE

                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of               , among
                           [GUARANTOR] (the "New Guarantor"), a subsidiary of ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC. (or its successor), a Delaware corporation (the "Issuer"), ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation ("Parent"), ACS OF THE NORTHLAND, INC., ACS OF ALASKA, INC., ACS OF FAIRBANKS, INC., ACS OF ANCHORAGE, INC., ACS WIRELESS, INC., ACS LONG DISTANCE, INC., ACS TELEVISION, L.L.C., ACS INTERNET, INC., ACS MESSAGING, INC., ACS INFOSOURCE, INC., ACS OF ALASKA LICENSE SUB, INC., ACS OF THE NORTHLAND LICENSE SUB, INC., ACS OF FAIRBANKS LICENSE SUB, INC., ACS OF ANCHORAGE LICENSE SUB, INC., ACS WIRELESS LICENSE SUB, INC., ACS LONG DISTANCE LICENSE SUB, INC., ACS TELEVISION LICENSE SUB, INC. and ACS SERVICES, INC. and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Issuer and Alaska Communications Systems Group, Inc., a Delaware corporation ("Parent"), ACS of the Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks, Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long Distance, Inc., ACS Television, L.L.C., ACS Internet, Inc., ACS Messaging, Inc., ACS InfoSource, Inc., ACS of Alaska License Sub, Inc., ACS of the Northland License Sub, Inc., ACS of Fairbanks License Sub, Inc., ACS of Anchorage License Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance License Sub, Inc., ACS Television License Sub, Inc. and ACS Services, Inc. (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of August 26, 2003, providing for the issuance of an unlimited amount of 9 7/8% Senior Notes due 2011 (the "Securities");

                  WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

                  2. RATIFICATION OF INDENTURE; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                              [NEW GUARANTOR],

                                              by

                                               _________________________________
                                               Name:
                                               Title:

                                              ALASKA COMMUNICATIONS SYSTEMS
                                              HOLDINGS, INC.,

                                              by

                                               _________________________________
                                               Name:
                                               Title:

                                 ACS OF THE NORTHLAND, INC.
                                 ACS OF ALASKA, INC.
                                 ACS OF FAIRBANKS, INC.
                                 ACS OF ANCHORAGE, INC.
                                 ACS WIRELESS, INC.
                                 ACS LONG DISTANCE, INC.
                                 ACS INTERNET, INC.
                                 ACS MESSAGING, INC.
                                 ACS INFOSOURCE, INC.
                                 ACS OF ALASKA LICENSE SUB, INC.
                                 ACS OF THE NORTHLAND LICENSE SUB, INC.
                                 ACS OF FAIRBANKS LICENSE SUB, INC.
                                 ACS OF ANCHORAGE LICENSE SUB, INC.
                                 ACS WIRELESS LICENSE SUB, INC.
                                 ACS LONG DISTANCE LICENSE SUB, INC.
                                 ACS TELEVISION LICENSE SUB, INC.
                                 ACS SERVICES, INC.

                                 by
                                 ______________________________________
                                 Name:
                                 Title:

                                 ACS TELEVISION, L.L.C.

                                 by:     ACS of Anchorage, Inc.,
                                         its sole member

                                 by
                                 __________________________________
                                 Name:
                                 Title:

                                 THE BANK OF NEW YORK
                                 as Trustee,

                                 by
                                 __________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

Alaska Communications Systems Holdings, Inc.
600 Telephone Avenue
Anchorage, Alaska  99503

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $[ ] principal amount of the 9 7/8% Senior Notes due 2011 (the "Securities") of Alaska Communications Systems Holdings, Inc. (the "Issuer").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which letter shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

                               TRANSFEREE:_________________,

                               by:_______________________